The Guardian Insurance & Annuity Company, Inc. (GIAC)

                     Executive Office:
                                              201 Park Avenue South
                                              Mail Station 215-B
                                              New York, New York 10003

          APPLICATION TO THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.
                     SUPPLEMENT FOR VARIABLE LIFE INSURANCE

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      Please print the following information:

      Section 1: Proposed Insured

      This Supplement is part of the application for variable life insurance on the life of the Proposed Insured. (please print full name):

      Name______________________________________________________________________
                 First                  Middle               Last

      Application Number________________________________________________________

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      Section 2: Smoking Status (Both questions apply to Proposed Insureds)

      Have you smoked cigarettes in the past 24 months? Yes  |_|  No  |_|

      Have you used tobacco in any form in the past 24 months? Yes  |_|  No  |_|

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      Section 3: Death Benefit Options
      Please check one of the options shown below.

           Option 1  |_|          Option 2  |_|

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      Section 4: Life Insurance Tests Under Section 7702 of the Federal Income
      Tax Code
      Complete this Section only if applying for Variable Flexible Premium Adjustable Life Insurance

      Section 7702 specifies the rules under which life insurance death proceeds are excludible from gross income. Please check one of the tests shown below. Once elected, such test cannot be changed. If no test is elected, the automatic Life Insurance Test will be the Guideline Premium Test.

      Cash Value Accumulation Test  |_|          Guideline Premium Test  |_|

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      Section 5: Planned Premium Payment
      Complete this Section only if applying for Variable Flexible Premium Adjustable Life Insurance

      Planned Premium Payment Amount $___________________

      Planned premiums may be payable (please check one):

      Annually  |_|            Semi-Annually  |_|

      Quarterly  |_|           Guard-O-Matic (monthly check plan). Submit GOM
                               form R223 and a void check.

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      The planned premium is an amount the Owner elects to pay. However, this is a flexible premium policy. After the first premium, no other premium is required to be paid as long as the Net Cash Surrender Value is sufficient to cover monthly deductions when due; if this condition is not met, the policy may lapse without value.

     P1-24 GIAC

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      Section 6: Dollar Cost Averaging Transfer Option

      The portion of the Policy Account Value attributable to The Guardian Cash Fund on the date this option is elected must be at least 12 times the amount designated for transfer each month. The minimum transfer amount per fund, per month is $100. Each month, GIAC will dollar cost average from The Guardian Cash Fund the following amounts into:

      $_____ Value Line Centurion Fund     $_____  The Guardian Stock Fund
      $_____ Value Line Strategic Asset    $_____  The Guardian Bond Fund
               Management Trust            $_____  Baillie Gifford International
      $_____ The Guardian Cash Fund                  Fund
      $_____ The Guardian Small Cap        $_____  MFS Growth With Income Series
               Stock Fund                  $_____  Fixed-Rate Option
      $_____ Other____________________     $_____  Other____________________
      $_____ Other____________________

All values under this policy which are based on the investment experience of the separate account are variable, may increase or decrease daily and are not guaranteed. The death proceeds, Policy Account Value and Cash Surrender Value under this policy may increase or decrease daily, depending upon payments made, the investment experience of the separate account, the amount of interest credited to the Fixed-Rate Option, the amount of charges deducted and whether partial withdrawals or policy loans are taken. There is no minimum guaranteed Cash Surrender Value.

Notice: If more than $100,000 is received prior to the later of: (a) 45 days from the date Part 1 of the completed application for this policy is signed or
(b) 15 days after the Issue Date, GIAC will allocate the Net Premiums associated with this excess to The Guardian Cash Fund; any amounts allocated to the Fixed-Rate Option will not be counted towards this limit. On the later of (a) or
(b), GIAC will reallocate any amounts in The Guardian Cash Fund attributable to this excess in accordance with the allocation percentages then in effect.

I (We) have read the above information. I (We) agree that the answers to the questions in Section 2 are true to the best of my (Our) belief.

Dated at________________________________ on____________________________________
                City and State                  Month      Day      Year


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 Signature of Proposed Insured             Signature of Applicant/Owner
                                            if Other than Proposed Insured


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 Soliciting Agent/Dealer - Please Print    Signature of Soliciting Agent/Dealer
                                            (Witness)

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P1-24 GIAC
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